Exhibit 10.5

[Execution]

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND AMENDMENT NO. 1 TO GUARANTY AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND AMENDMENT NO. 1 TO GUARANTY AND SECURITY AGREEMENT, dated January 5, 2022 (this “Amendment No. 3”), by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), TESSCO INCORPORATED, a Delaware corporation (“Tessco”), GW SERVICE SOLUTIONS, INC., a Delaware corporation (“GW”), TESSCO SERVICE SOLUTIONS, INC., a Delaware corporation (“Service”), and TCPM, INC., a Delaware corporation (“TCPM”, and together with TESSCO, GW, SERVICE and any other Person that becomes a Borrower under the Credit Agreement, each individually a “Borrower”, and collectively, the “Borrowers”), TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation (“Parent”), TESSCO BUSINESS SERVICES, LLC, a Delaware limited liability company (“TBS”), TESSCO INTEGRATED SOLUTIONS, LLC, a Delaware limited liability company (“TIS”), TESSCO COMMUNICATIONS INCORPORATED, a Delaware corporation (“TCI”), TESSCO FINANCIAL CORPORATION, a Delaware corporation (“TFC”), and WIRELESS SOLUTIONS INCORPORATED, a Maryland corporation (“WSI”, and together Parent, TBS, TIS, TCI, TFC and any other Person that becomes a Guarantor under the Credit Agreement, each a “Guarantor” collectively “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement, dated October 29, 2020, by and among Agent, Lenders and Borrowers, as amended by Amendment No. 1 to Credit Agreement, dated July 12, 2021 and Amendment No. 2 to Credit Agreement, dated December 29, 2021 (as the same now exists and is supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, refinanced, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrowers desire to amend certain provisions of the Credit Agreement and the Guaranty and Security Agreement as set forth herein, and Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 3, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Definitions.

(a)               Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Credit Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, the following definitions:

(i)                 “Aged Inventory Cap” means (a) for the period from the date of Amendment No. 3 through and including February 28, 2022, $3,500,000, (b) for the period from March 1, 2022 through and including May 31, 2022, $3,000,000, (c) for the period from June 1, 2022 through and including August 31, 2022, $2,750,000, (d) for the period from September 1, 2022 through and including November 30, 2022, $2,500,000, (e) for the period from December 1, 2022 through and including March 31, 2023, $2,250,000 and (f) from April 1, 2023 and at all times thereafter, $2,000,000.

(ii)              “Amendment No. 3” means Amendment No. 3 to Credit Agreement, dated January [_], 2022, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iii)            “Availability Block” means $10,000,000; provided, that, such amount shall be zero ($0) on and after the first day on or after January 1, 2023 that no Default or Event of Default shall exist.

(iv)             “Hunt Valley Mortgage Release Conditions” means, collectively, each of the following: (a) the Fixed Charge Coverage Ratio, for each 12 month period for six (6) consecutive months for which Agent has received financial statements as required under Section 5.1, shall be not less than 1.00 to 1.00, (b) in the event that the condition in clause (a) above is satisfied, Excess Availability, on such date of satisfaction and for each of the immediately preceding thirty (30) consecutive days, shall be not less than $17,500,000 and (c) no Default or Event of Default shall exist.

(v)               “Monthly Average Excess Availability” means, at any time, the daily average of the aggregate amount of the Excess Availability for the immediately preceding calendar month, commencing on the first day of such calendar month.

(b)               Amendment to Definitions.

(i)                 As of January 1, 2022, the definition of “Applicable Margin” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“ ‘Applicable Margin’ means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin as follows:

(a) in the case of a Base Rate Loan, (i) one and one-quarter percent (1.25%) at all times that the Monthly Average Excess Availability for the most recently ended calendar month is less than forty percent (40%) of the Maximum Revolver Amount, and (ii) one percent (1.00%) at all times that the Monthly Average Excess Availability for the most recently ended calendar month is greater than or equal to forty percent (40%) of the Maximum Revolver Amount (each such applicable rate, the “Base Rate Margin”), provided, that, for the period from January 1, 2022 through and including [December 31, 2022]1, the Base Rate Margin shall be as set forth in clause (a)(i) above,

1 NTD: This December 31, 2022 date in each of clauses (a), (b) and (c) is assuming this Amendment closes by January 3, 2022.

(b) in the case of a LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the LIBOR Rate, (i) two and one-quarter percent (2.25%) at all times that the Monthly Average Excess Availability for the most recently ended calendar month is less than forty percent (40%) of the Maximum Revolver Amount and (ii) two percent (2.00%) at all times that the Monthly Average Excess Availability for the most recently ended calendar month is greater than or equal to forty percent (40%) of the Maximum Revolver Amount (each such applicable rate, the “LIBOR Rate Margin”), provided, that, for the period from January 1, 2022 through and including [December 31, 2022], the LIBOR Rate Margin shall be as set forth in clause (b)(i) above, and

(c) in the case of a LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the Daily One Month LIBOR, (i) two and one-quarter percent (2.25%) at all times that the Monthly Average Excess Availability for the most recently ended calendar month is less than forty percent (40%) of the Maximum Revolver Amount, and (ii) two percent (2.00%) at all times that the Monthly Average Excess Availability for the most recently ended calendar month is greater than or equal to forty percent (40%) of the Maximum Revolver Amount (each such applicable rate, the “Daily One Month LIBOR Rate Margin”), provided, that, for the period from January 1, 2022 through and including [December 31, 2022], the Daily One Month LIBOR Rate Margin shall be as set forth in clause (c)(i) above.

On and after January 1, 2023, the Applicable Margin shall be re-determined as of the first day of each month.”

(ii)              The definition of “Benchmark Replacement” set forth in Schedule 2.16 to the Credit Agreement is hereby amended by deleting the proviso therein in its entirety and replacing with the following:

“provided, that, if the Benchmark Replacement as so determined would be less than zero percent (0.00%), the Benchmark Replacement will be deemed to be zero percent (0.00%) for purposes of this Agreement.”

(iii)            The definition of “Borrowing Base” set forth in the Credit Agreement is hereby amended by deleting the reference to “$4,000,000” contained in clause (c)(i) thereof and replacing it with “Aged Inventory Cap”.

(iv)             The definition of “Cash Dominion Event” set forth in the Guaranty and Security Agreement is hereby deleted in its entirety and replaced with the following:

“ ‘Cash Dominion Event’ means the occurrence of either of the following: (a) Excess Availability is less than the greater of (x) 18.75% of the Maximum Revolver Amount and (y) $15,000,000 for 5 consecutive Business Days, or (b) the occurrence and continuance of any Event of Default; provided, that, (i) to the extent that the Cash Dominion Event has occurred due to clause (a) of this definition, if Excess Availability shall be equal to or greater than the applicable amount for at least 45 consecutive days thereafter, the Cash Dominion Event shall no longer be deemed to exist or be continuing until such time as Excess Availability may again be less than the applicable amount provided for in clause (a) of this definition, (ii) to the extent that the Cash Dominion Event has occurred due to clause (b) of this definition, if such Event of Default is cured or waived or otherwise no longer exists for a period of at least 45 consecutive days, the Cash Dominion Event shall no longer be deemed to exist or be continuing, and (iii) a Cash Dominion Event may not be cured as contemplated by clause (i) or (ii) above more than three (3) times in any twelve (12) month period or more than six (6) times during the term of this Agreement.”

(v)               The definition of “Covenant Testing Period” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“ ‘Covenant Testing Period’ means a period (a) commencing on the last day of the fiscal month of Parent most recently ended prior to a Covenant Trigger Event for which Borrowers are required to deliver to Agent monthly or annual financial statements pursuant to Schedule 5.1 to this Agreement, and (b) continuing through and including the first day after such Covenant Trigger Event that Excess Availability has not been less than the greater of (a) 18.75% of the Maximum Revolver Amount and (b) $15,000,000, in each case, for 45 consecutive days.”

(vi)             The definition of “Covenant Trigger Event” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“ ‘Covenant Trigger Event’ means if, at any time after the Availability Block is zero, Excess Availability is less than the greater of (a) 18.75% of the Maximum Revolver Amount and (b) $15,000,000.”

(vii)          The definition of “Daily One Month LIBOR” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“ ‘Daily One Month LIBOR’ means, as to any day, the rate per annum as published by ICE Benchmark Administration Limited (or any successor or other commercially available source of the London interbank offered rate as Lender may designate from time to time) as of 11:00 a.m., London time, on such day (or, for any day that is not a Business Day, the immediately preceding Business Day) for US dollar deposits for a one month period (and, if any such published rate is below zero percent (0.00%), then the rate determined pursuant to this definition shall be deemed to be zero percent (0.00%)). Each determination of Daily One Month LIBOR shall be made by Agent and shall be conclusive in the absence of manifest error.”

(viii)        The definition of “Increased Reporting Event” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“ ‘Increased Reporting Event’ means if at any time Excess Availability is less than the greater of (a) 18.75% of the Maximum Revolver Amount and (b) $15,000,000.”

(ix)             The definition of “LIBOR Rate” set forth in the Credit Agreement is hereby amended by deleting the reference therein to “(and, if any such published rate is below 0.25%, then the LIBOR Rate shall be deemed to be 0.25%)” and replacing it with “(and, if any such published rate is below zero percent (0.00%), then the LIBOR Rate shall be deemed to be zero percent (0.00%))”.

(x)               The definition of “Maximum Revolver Amount” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“ ‘Maximum Revolver Amount’ means $80,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of this Agreement and increased by the amount of any Increase made in accordance with Section 2.14 of this Agreement.”

(c)               Interpretation. For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 3.

2.                  Applicable Period. As of the date of this Amendment No. 3, the Applicable Period referenced in Amendment No. 1 shall be deemed to have ended and all amendments set forth in Amendment No. 3 that were to be effective only during the Applicable Period shall hereby cease to be effective and all such applicable provisions and references shall revert back to being as in effect immediately prior to the effectiveness of Amendment No. 1, except to the extent amended by this Amendment No. 3.

3.                  Availability Block.

(a)               Notwithstanding anything to the contrary set forth in the Credit Agreement, at all times, Availability shall be reduced by the amount of the Availability Block.

(b)               Any calculation of Excess Availability for purposes of any tests in the Credit Agreement shall be determined without giving effect to the Availability Block.

4.                  Unused Line Fee. Section 2.10(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Unused Line Fee. Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to one-quarter of one percent (0.25%) per annum times the excess, if any, of (i) the aggregate amount of the Revolver Commitments, over (ii) the Average Revolver Usage during the immediately preceding month (or portion thereof), which Unused Line Fee shall be due and payable, in arrears, on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.”

5.                  Reporting. Section 5.2 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

“In addition to all other reports required to be delivered hereunder, Borrowers shall deliver to Agent, together with the delivery of each Borrowing Base Certificate, an updated eight (8) week rolling cash flow forecast, in form and containing information satisfactory to Agent.”

6.                  Schedule C-1 to Credit Agreement (Commitments). Schedule C-1 to Credit Agreement is hereby deleted in its entirety and replaced with the Schedule C-1 to Credit Agreement attached as Exhibit A to this Amendment No. 3.

7.                  Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall on the date hereof, pay to Agent, for the account of Lenders, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the amount of $15,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations. In addition, Borrowers agree and acknowledge that Agent shall, on the date hereof, charge the loan account of Borrowers maintained by Agent the amendment fee set forth in Section 4 of Amendment No. 2 in the amount of $10,000.

8.                  Representations and Warranties. Each Borrower and each Guarantor represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)               no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 3;

(b)               this Amendment No. 3 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 3, the “Amendment No. 3 Documents”) has been duly authorized, executed and delivered by all necessary corporate or limited liability company action on the part of each Borrower and each Guarantor which is a party hereto and, if necessary, its equity holders and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and each Guarantor contained herein and therein constitute legal, valid and binding obligations of each Borrower and each Guarantor, enforceable against each Borrower and each Guarantor in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(c)               the execution, delivery and performance of each Amendment No. 3 Document (i) are all within each Borrower’s and each Guarantor’s corporate or limited liability company powers and (ii) are not (A) in violation of any provision of federal, state or local law or regulation applicable to any Borrower or any Guarantor or the Governing Documents of any Borrower or any Guarantor, where any such violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower or any Guarantor, where any such conflict, breach or default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(d)               all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

9.                  Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)               Agent shall have received counterparts of this Amendment No. 3, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders;

(b)               Agent shall have received in immediately available funds (or Agent has charged the loan account of Borrowers) the full amount of the fee referred to in Section 7 hereof;

(c)               Agent shall have received internal Flood Disaster Prevention Act approval; and

(d)               no Default or Event of Default shall exist or have occurred and be continuing, as of the date of Amendment No. 3.

10.              Conditions Subsequent.

(a)               Agent shall have received, by no later than sixty (60) days after the date of this Amendment No. 3, each of the following, each in form and substance satisfactory to Agent:

(i)              a Mortgage (the “Hunt Valley Mortgage”) with respect to the Real Property of Borrower located at 11126 McCormick Rd, Hunt Valley, Maryland (the “Hunt Valley Real Property”), which will secure Obligations of not more than $15,000,000,

(ii)              a mortgagee title insurance policy issued by a title insurance company satisfactory to Agent in amounts satisfactory to Agent (but in no event more than the amount of the Hunt Valley Mortgage) assuring Agent that the Hunt Valley Mortgage is a valid and enforceable first priority mortgage Lien on the Hunt Valley Real Property free and clear of all defects and encumbrances except Permitted Liens, and otherwise in form and substance satisfactory to Agent,

(iii)            an ALTA/NSPS land title survey of the Hunt Valley Real Property in form and substance satisfactory to Agent, and

(iv)             flood certifications (and, if applicable, acceptable flood insurance and FEMA form acknowledgements of insurance) with respect to the Hunt Valley Real Property.

(b)               In the event that, at any time after the date that the conditions in Section 10(a) above have been satisfied, each of the Hunt Valley Mortgage Release Conditions have been satisfied, Agent shall release the Hunt Valley Mortgage.

11.              Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3. To the extent of conflict between the terms of this Amendment No. 3 and the other Loan Documents, the terms of this Amendment No. 3 shall control. The Credit Agreement and this Amendment No. 3 shall be read and construed as one agreement.

12.              Governing Law. The validity, interpretation and enforcement of this Amendment No. 3 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

13.              Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

14.              Entire Agreement. This Amendment No. 3 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

15.              Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

16.              Counterparts. This Amendment No. 3, any documents executed in connection herewith and any notices delivered under this Amendment No. 3, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 3 or on any notice delivered to Agent under this Amendment No. 3. This Amendment No. 3 and any notices delivered under this Amendment No. 3 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 3 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Amendment No. 3 or notice.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and a Lender

By:	/s/ Lynn Fiore

Name:	Lynn Fiore

Title:	Vice President

BORROWERS:

TESSCO INCORPORATED

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

GW SERVICE SOLUTIONS, INC.

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

TESSCO SERVICE SOLUTIONS, INC.

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

TCPM, INC.

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

GUARANTORS:

TESSCO TECHNOLOGIES INCORPORATED

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

TESSCO BUSINESS SERVICES, LLC

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

TESSCO INTEGRATED SOLUTIONS, LLC

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

TESSCO COMMUNICATIONS INCORPORATED

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

TESSCO FINANCIAL CORPORATION

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

WIRELESS SOLUTIONS INCORPORATED

By:	/s/ Aric Spitulnik

Name:	Aric Spitulnik

Title:	CFO

Exhibit A
to
Amendment No. 3 to Credit Agreement

See attached.

Schedule C-1

Commitments

Lender	Revolver Commitments
Wells Fargo Bank, National Association	$80,000,000
Total:	$80,000,000